EXHIBIT 10G.

OPERATION AGREEMENT


     This Operation Agreement (the "Agreement") is made as of the 16th day of April, 1996, by and among Ridgewood/Providence Power Partners,, L.P., a Delaware limited partnership ("Owner"), Ridgewood/Providence
Corporation, a Delaware corporation ("General Partner"), and
Ridgewood Power Management Corporation, a Delaware corporation ("RPMC").

RECITALS

     Some of the facts and circumstances surrounding this Agreement are the following:

     The Owner owns an independent power project.  The
General Partner is responsible for the operation and management of the Owner's project. The Owner and the General Partner are beneficially owned by one or more business trusts organized and managed by Ridgewood Power
Corporation.

     Ridgewood Power Corporation ("Ridgewood Power") has caused RPMC to be created in order to provide centralized operation, management and other services for projects beneficially owned by the business trusts, and has caused the parties to enter into this Agreement. The project or projects for which RPMC will provide services (the
"Projects") are listed on Exhibit A to this Agreement.

Section 1.  Services of RPMC.

     1.1. General. The Owner employs RPMC to provide the services described below and RPMC agrees to do so.
RPMC shall provide operating personnel for the Projects and will be responsible for all day-to-day operations of the Projects. The services provided by RPMC include, without limitation, management, purchasing, engineering, planning, maintenance, administrative, legal, financial, and regulatory services, as well as any other services Owner
(through the General Partner) may need or request.

     1.2. Responsibility. RPMC shall act on behalf of and under the general direction of the General
Partner. Although the General Partner is empowered to specify the responsibilities of RPMC, to oversee RPMC and to direct RPMC to take action, the General Partner shall not specify how RPMC is to perform its obligations. RPMC is an independent contractor and not an agent of the General Partner or the Owner. Ridgewood Power is authorized to act on behalf of the General Partner in supervising RPMC.

Section 2.  Reimbursement of RPMC.

     RPMC shall charge Owner for all direct costs incurred in connection with the Projects and shall also charge Owner an allocable amount of RPMC's indirect costs and overhead as described below.

     2.1. Direct Costs. Costs and expenses paid by RPMC that relate to a single Project shall be allocated to that Project.

     2.2.  Multiple Project Costs and Other Indirect Costs.
Costs and expenses paid by RPMC that relate to more than one Project or to Projects and to facilities owned by other persons shall be allocated among the Projects and facilities affected on the basis of time records, comparative value of the work to each Project or facility, size of each Project or facility, number of employees affected, asset value of Project or facility, investment in each Project or facility or another reasonable basis approved by RPMC and the General Partner. A share of overhead and other indirect costs that do not relate to identifiable Projects shall be allocated to Owner on the basis of investment in each Project or another reasonable basis approved by RPMC and the General Partner. All allocations of costs under this Section 2.2 shall be made consistently with generally accepted accounting principles, consistently applied.

     2.3. Payment. RPMC shall be reimbursed by Owner for all costs incurred by it and allocable to Projects under Sections 2.1 and 2.2. RPMC may operate or participate in a centralized cash management system with Owner, Ridgewood Power and other entities affiliated with Ridgewood Power and payments may be made through that system without the need for Owner to reimburse RPMC directly. If payments are not made through that system, Owner shall reimburse
RPMC at least monthly and not later than 15 days after receipt of a statement from RPMC.

     2.4.  Common Expenses with Ridgewood Power.  If Ridgewood
Power provides space, facilities, personnel, goods or services to RPMC that are used by RPMC in performing its responsibilities under this
Agreement, RPMC shall not charge or allocate charges to Projects or to other facilities that RPMC manages in excess of the amounts, if any, charged to RPMC by Ridgewood Power for those items.

     2.5.  General Limitation.  RPMC shall not be
reimbursed for any amount in excess of the actual or properly allocated cost of the goods and services it provides to the Projects.

Section 3.  Indemnification.

     3.1. Indemnification of Owner. RPMC shall indemnify and hold Owner harmless from and against any claim, liability, damage, expense, legal action, lien, loss or other obligation arising out of the actions or omissions of RPMC taken under this Agreement or in connection with this Agreement or the Projects.
RPMC shall indemnify the partners of the Owner and their directors, officers, employees, agents, affiliates, successors and assigns on the same basis as the Owner.

     3.2. Waivers of Subrogation and Contribution. RPMC waives any right of subrogation or contribution against the Owner or other persons indemnified under Section 3.1 in connection with any liability or obligation satisfied by RPMC and relating to RPMC's responsibilities under this Agreement.

Section 4.  Term of Agreement.

     This Agreement may be terminated at any time without penalty by either the Owner or RPMC on 60 days' prior written notice to the other parties. This Agreement may also be terminated by action of any trust or investment program that is a beneficial owner of equity securities of the Owner if (a) the managing shareholder, general partner or board of directors of the trust or program so decides or
(b) a majority in interest of the holders of equity securities of the trust or program (excluding any management share or other special equity security owned solely by a managing shareholder or general partner) vote to terminate this Agreement. In that case, this Agreement terminates 60 days after all parties are given written notice of the decision to terminate.

Section 5.  Other Matters.

     5.1. Non-exclusivity. RPMC may perform services for other persons affiliated or not affiliated with Ridgewood Power. Owner and the General Partner waive any objection to (a) the fact that now or in the future Robert E. Swanson and other persons who are directors, officers, employees or affiliates of Ridgewood Power may have similar positions with RPMC and may have a financial interest in RPMC and
(b) the fact that RPMC and its directors, officers and employees may be employed by or have financial interests in Ridgewood Power and its affiliates.

     5.2. Assignment. This Agreement may not be assigned by either party. Notwithstanding the foregoing, in the event of an unapproved assignment, the assignee shall also be responsible for performance of assignor's responsibilities and both assignor and assignee shall be liable to the other parties for breach of this covenant.

     5.3. Amendments. This Agreement can be amended only by a writing signed by all parties. In addition, no amendment that materially increases the obligations of the Owner or the General Partner or that materially decreases the obligations of RPMC shall become effective until 45 days after notice of the amendment together with the text thereof has been given to all holders of equity securities of the trusts or other investment programs that beneficially own the securities of the Owner and the General Partner.

     5.4. Governing Law. This Agreement is governed by the laws of New Jersey applying to contracts having their most significant contacts with New Jersey.

     5.5. Entire Agreement. This Agreement is the entire agreement among the parties as to its subject matter and supersedes all prior agreements among them.

     5.6. Captions and Counterparts. The captions of this Agreement are for reference only and shall not be used in construing its meaning. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall be considered to be a single document.

     5.7.  Jurisdiction and Venue.  ALL LAWSUITS IN CONNECTION
WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE
STATE OR FEDERAL COURTS SITTING IN OR FOR THE COUNTY
OF BERGEN, STATE OF NEW JERSEY.  THE PARTIES AGREE
THAT THOSE COURTS SHALL HAVE PERSONAL JURISDICTION
AND AGREE TO VENUE IN THOSE COURTS.  PROCESS MAY BE
SERVED IN ANY MANNER PERMITTED BY THE RULES OF THE



COURT DESCRIBED IN THIS SECTION IN WHICH AN ACTION
IS BROUGHT.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first stated above.


RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P., Owner
 By:  RIDGEWOOD/PROVIDENCE CORPORATION, General Partner


 By:/s/ Thomas R. Brown
 Name:  Thomas R. Brown
 Title:  Senior Vice President


 RIDGEWOOD/PROVIDENCE CORPORATION, General Partner


 By:  /s/ Thomas R. Brown
 Name:  Thomas R. Brown
 Title:  Senior Vice President


 RIDGEWOOD POWER MANAGEMENT CORPORATION


 By:  /s/ Thomas R. Brown
 Name:  Thomas R. Brown
 Title:  Senior Vice President


EXHIBIT A
PROJECTS SUBJECT TO AGREEMENT

Providence Project at the Rhode Island State Central
Landfill